UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 11, 2016

Date of Report (Date of earliest event reported)

GALILEO LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

 (Former name or former address, if changed since last report)

Nevada	333-168983	27-4677038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Canadian Place, Suite 350 Toronto, Ontario Canada		M5X1C1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (586) 530-5605

Copies to:

Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Item 1.01 Entry into Material Definitive Agreement

Galileo Life Sciences Inc. has entered into an agreement to merge with Novo Healthnet, Canada’s third largest provider of Whole Health Services including physiotherapy, massage therapy, and chiropractic dealing with rehabilitation medicine and chronic pain management solutions for improved functioning.

Novo Healthnet has a chain of 114 clinics, many of which are owned and operated while the remainder are affiliates, staffed and administered by licensed health care professionals.  Already 100,000 patients annually visit these health clinics across Canada

Novo Healthnet is partnered with a licensed producer and distributor of cannabis products and derivates. Novo Healthnet also has exclusive marketing and distribution rights to an on-line virtual physician access system across Canada for all cannabinoid-based products

Novo Health and its partner have a roster of referring physicians and the integrated system of the three combined operations will provide patients with both on-site and remote diagnosis by Canadian physicians able to issue prescriptions for cannabinoid based medicine.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALILEO LIFE SCIENCES, INC.
Date: May 11, 2016	(Registrant)

/s/ Declan French
Declan French Chief Executive Officer